Exhibit 10.8

AMENDMENT TO AND WAIVER UNDER

THE THIRD AMENDED AND RESTATED LOAN AGREEMENT

WAIVER UNDER THE THIRD AMENDED AND RESTATED LOAN AGREEMENT, dated as of June 22, 2006, by and among Manchester Securities Corporation, a New York corporation (“Manchester”), Alexander Finance, L.P. an Illinois limited partnership (“Alexander” and together with Manchester, the “Lenders”), ISCO International , Inc., a Delaware corporation (the “Company”), Spectral Solutions, Inc., a Colorado corporation (“Spectral”) and Illinois Superconductor, a Canada corporation, an Ontario corporation (“ISCO Canada” and together with Spectral, the “Guarantors”).

W I T N E S S E T H

WHEREAS, pursuant to a certain Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “Loan Agreement”), by and among the Lenders and the Company, the Lenders have provided loan commitments to the Company in the aggregate principal amount of $8,500,000 which are due August 1, 2007;

WHEREAS, to evidence borrowing made under the Loan Agreement (and its predecessor agreements), the Company has issued notes (the “Notes”) to the Lenders;

WHEREAS, the Company is contemplating entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of the date hereof with the Lenders (the “June 2006 Transaction”);

WHEREAS, pursuant to the terms of the June 2006 Transaction, the Company would issue to the Lenders 5% Senior Secured Convertible Notes (the “Convertible Notes”), which shall be convertible into shares of the Company’s common stock, par value $.001 per share;

WHEREAS, the Lenders wish to waive pursuant to Section 1.6(b) of the Loan Agreement, the requirement that the Company prepay all or part of the Notes upon its receipt of proceeds upon a sale or issuance of its capital stock or any instrument convertible into its capital stock upon entering into the June 2006 Transaction so that the Company does not have to use such proceeds to prepay the Notes;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used and not defined herein shall have the meaning set forth in the Loan Agreement):

1. Waiver under the Loan Agreement.

(a) Pursuant to Section 1.6(b) of the Loan Agreement, the Company is obligated to prepay the Notes on the day that it receives cash proceeds upon a sale or issuance of its capital stock or any instrument convertible into its capital stock. The Lenders hereby agree to irrevocably waive the requirement under Section 1.6(b) of the Loan Agreement with respect to the June 2006 Transaction in order to permit the Company to enter into the June 2006 Transaction without requiring the Company to use such cash proceeds to prepay the Notes. This waiver is a one-time waiver and shall not be deemed to be a waiver of Section 1.6(b) of the Loan Agreement with respect to any other issuances of the Company’s capital stock that are subject to Section 1.6(b) of the Loan Agreement.

(b) Pursuant to Section 4.3 of the Loan Agreement, the Company is prohibited from making certain loans and from incurring certain liens, and the parties hereto acknowledge and agree that the issuance of the Convertible Notes under the Securities Purchase Agreement, and the terms thereunder (and of the June 2006 Transaction), shall not be deemed to violate Section 4.3 of the Loan Agreement.

2. Press Release. The Company and the Lenders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

3. Effective Date of this Agreement. The terms of this Agreement shall be effective on the Closing Date of the Securities Purchase Agreement.

4. Miscellaneous.

(a) As modified hereby, the Loan Agreement shall remain in full force and effect.

(b) The Company shall, upon request of the Lenders, reimburse them for their legal expenses incurred in the preparation of this Agreement and for related transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ISCO INTERNATIONAL, INC.

By:	/s/ John Thode
Name:	John Thode
Title:	Chief Executive Officer

SPECTRAL SOLUTIONS, INC.

By:	/s/ John Thode
Name:	John Thode
Title:	CEO

ILLINOIS SUPERCONDUCTOR CANADA CORPORATION

By:	/s/ John Thode
Name:	John Thode
Title:	CEO

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ALEXANDER FINANCE, L.P.

By:	/s/ Bradford Whitmore
Name:	Bradford Whitmore
Title:	President, Bun Partners
its:	General Partner

COLLATERAL AGENT

UNDER SECURITY AGREEMENT:

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

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